UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-4694 (Commission File Number)	36-1004130 (I.R.S. Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended and Restated Annual Incentive Plan

On January 17, 2018, the Human Resources Committee (the “Committee”) of the Board of Directors of R. R. Donnelley & Sons Company (the “Company”) approved an amendment and restatement of the Company’s Annual Incentive Plan (the “Annual Incentive Plan”), under which certain officers, including the Company’s named executive officers, and certain other employees are eligible to receive annual cash incentive payments, based upon the achievement of certain corporate financial and individual performance goals. Unless otherwise determined by the Committee, awards are subject to a payout ranging from 0% to 200% of the applicable target award amount. The amendments approved and reflected in the amendment and restatement of the Annual Incentive Plan include the following:

•	addition of a “clawback” provision that subjects awards under the Annual Incentive Plan to the Company’s clawback policy relating to the recoupment of compensation;

•	revisions to define retirement using the “Rule of 65,” which requires a participant’s age plus years of service to be equal to 65, for purposes of a participant’s eligibility for a pro-rata portion of an award upon retiring prior to December 31 of the applicable plan year; and

•	an increase in the Committee’s authority to adjust the amount of the awards payable to participants, including the ability to (a) make adjustments to plan funding prior to the end of the applicable plan year to eliminate the effect of any unusual, nonrecurring or infrequently occurring events that have occurred during the plan year and (b) adjust the amount of an award paid to a participant notwithstanding the participant’s applicable Personal Objective Percentage (as defined under the Annual Incentive Plan) or achievement of personal objectives.

Updates were also made to clarify that the Annual Incentive Plan is a sub-plan of the Company’s 2017 Performance Incentive Plan, and to remove certain provisions relating to Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, which will no longer apply to new awards granted under the Annual Incentive Plan as result of the enactment of the Tax Cuts and Jobs Act, which eliminated the performance-based compensation exception under Section 162(m) for tax years beginning on and after January 1, 2018.

The description of the amendment and restatement to the Annual Incentive Plan is qualified in its entirety by reference to the complete terms of the amended and restated Annual Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Annual Incentive Plan (as amended and restated effective January 17, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2018	R.R. DONNELLEY & SONS COMPANY

	By:	/s/ Deborah L. Steiner
Deborah L. Steiner
Executive Vice President and General Counsel